EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-119526 on Form S-8 of our reports dated March 16, 2005, relating to the consolidated financial statements of Wilshire Bancorp, Inc. and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Wilshire Bancorp, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 16, 2005